Exhibit 5.2

MCD AVID, NOBLIN & WEST PLLC

ATTORNEYS AT LAW

ADMITTED TO PRACTICE IN

ALABAMA, ARKANSAS AND MISSISSIPPI

W. ERIC WEST	248 EAST CAPITOL STREET, SUITE 840	MAILING ADDRESS:
ewest@mnwlaw.com	JACKSON, MISSISSIPPI 39201	P. O. BOX 24626
URL: www.mnwlaw.com	TELEPHONE: 601-948-3305	JACKSON, MS 39225-4626
FACSIMILE: 601-354-4789

July 23, 2015

Genesis Energy, L.P.

Genesis Energy Finance Corporation

919 Milam, Suite 2100

Houston, TX 77002

RE:	Genesis Energy, L.P.
6.75% Senior Notes due 2022

Our File No.: GE8931-001

Gentlemen:

We have acted as special Alabama counsel to Genesis Pipeline Alabama, LLC, an Alabama limited liability company (the “Company”) in connection with the registration, pursuant to a Registration Statement on Form S-3 (File No. 333-203259) (as amended, the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of the offering and sale by Genesis Energy, L.P., a Delaware limited partnership (the “Partnership”) and Genesis Energy Finance Corporation, a Delaware corporation (together with the Partnership, the “Issuers”), of $750,000,000 aggregate principal amount of 6.75% Senior Notes due 2022 (the “Notes”), including the guarantees (each, a “Guarantee”) of the Notes by certain of the Partnership’s subsidiaries (the “Subsidiary Guarantors”), including the Company, to be issued under the Indenture referred to below. The Notes will be issued pursuant to an Indenture dated as of May 21, 2015 (the “Base Indenture”), among the Issuers, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Supplemental Indenture thereto, dated as of July 23, 2015 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Issuers, the Subsidiary Guarantors and the Trustee.

We have examined originals or certified copies of the Indenture and such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies. We also have assumed the legal capacity of natural persons,

Genesis Energy, L.P.

Genesis Energy Finance Corporation

July 23, 2015

the corporate or other power of all persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of the Indenture and all other documents by the parties thereto other than the Company.

Based	upon the foregoing, we are of the opinion that:

(i)	the Company is duly organized or formed, validly existing and in good standing as a limited liability company under the laws of the State of Alabama;

(ii)	the Company has the entity power to execute and deliver the Indenture as a Subsidiary Guarantor and perform its obligations under the Indenture (including its Guarantee pursuant thereto); and

(iii)	the execution and delivery of the Indenture by the Company and the performance by the Company of its obligations under the Indenture (including its Guarantee pursuant thereto) have been duly authorized by all necessary entity action; and

(iv)	the Indenture has been duly and validly executed and delivered by the Company.

This opinion is limited to the four specific matters set out above relating to the Company and the laws of the state of Alabama. This opinion may be relied upon by Akin Gump Strauss Hauer & Feld LLP in connection with the opinion it is delivering to you as filed as an exhibit to the Registration Statement. We hereby consent to the filing of copies of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus supplement dated July 16, 2015 forming a part of the Registration Statement under the caption “Legal Matters”. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you on matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitations, future changes in applicable law.

Sincerely,

/s/ McDAVID, NOBLIN & WEST PLLC

W. Eric West
For the Firm